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                                                                     Exhibit 24

                           CASHUK, WISEMAN & GOLDBERG
                      3333 Camino Del Rio South, Suite 230
                           San Diego, California 92108
                               (TEL: 619-563-0145)




Board of Directors
Sun Harbor Financial Resources, Inc.
5001 Commercenter Drive, Suite 245
Bakersfield, California 93309


                  RE:  Consent to Use of Opinion in 1995 Form 10-KSB


Dear Sirs:

          Please let this letter serve as our consent to the use of our opinion letter, as an exhibit in the Company's 1995 Form 10-KSB.



Sincerely,

/s/CASHUK, WISEMAN & GOLDBERG


CASHUK, WISEMAN & GOLDBERG




CWG:


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